Exhibit 10.45

TWENTY THIRD AMENDMENT TO

GENERAL CREDIT AND SECURITY AGREEMENT

(A Fifteenth Amendment does not exist)

THIS AGREEMENT, dated and effective as of May 1, 2008, between SPECTRUM Commercial Services Company, a Minnesota Corporation, having its mailing address and principal place of business at Two Appletree Square, Suite 415, Bloomington, Minnesota 55425 (herein called “Lender” or “SCS”), and Appliance Recycling Centers of America, Inc., a Minnesota corporation, having the mailing address and principal place of business at 7400 Excelsior Boulevard, Minneapolis, MN 55426, (herein called “Borrower”), amends that certain General Credit and Security Agreement dated August 30, 1996, (“Credit Agreement”) as amended.  Where the provisions of this Agreement conflict with the Credit Agreement, the intent of this Agreement shall control.

1.               Paragraph 5 entitled “Interest” is hereby deleted and replaced with the following:

5. Interest.  Borrower agrees to pay interest on the outstanding principal amount of the Note, at the close of each day at a fluctuating rate per annum (computed on the basis of actual number of days elapsed and a year of 360 days) which is at all times equal to One and One Half Percent (1.50%) in excess of the Prime Rate; each change in such fluctuating rate caused by a change in the Prime Rate to occur simultaneously with the change in the Prime Rate (the “Initial Rate”); provided, however, that (i) in no event shall the Initial Rate, the Adjusted Rate or the Re-adjusted rate in effect hereunder at any time be less than 6.25% per annum; (ii) interest payable hereunder with respect to each calendar month shall not be less than $58,000.00 regardless of the amount of loans, Advances or other credit extensions that actually may have been outstanding during the month, and (iii) interest shall continue to accrue hereunder until all Obligations have been paid in full..  Interest accrued through the last day of each month will be due and payable to Lender on the next Monthly Payment Date.  Interest shall also be payable on the Maturity Date or on any earlier Termination Date.  Interest accrued after the Maturity Date or earlier Termination Date shall be payable on Demand.  Interest may be charged to Borrower’s loan account as an Advance at Lender’s option, whether or not Borrower then has the right to obtain an Advance pursuant to the terms of this Agreement.

Notwithstanding the foregoing, after an Event of Default, the Note shall bear interest until paid at 5% per annum in excess of the rate otherwise then in effect, which rate shall continue to vary based on further changes in the Prime Rate; provided, however, that after an Event of Default, (i) in no event shall the interest rate in effect under the Note at any time be less than 11.0% per annum; (ii) interest payable under the Note with respect to each calendar month shall not be less than $86,000.00 regardless of the amount of loans, Advances or other credit extensions that actually may have been outstanding during the month, and (iii) interest shall continue to accrue hereunder until all Obligations have been paid in full..  (The Initial Rate, the Adjusted Rate and the Re-adjusted Rate in effect either before or after an Event of Default is referred to herein collectively as the “Interest Rate”).  The undersigned shall also pay a late fee equal to 10% of any payment under the Note that is more than 10 days past due.

2.               Paragraph 23 is hereby deleted and replaced with the following:

23. Termination.  Subject to the automatic termination of Borrower’s ability to obtain additional Advances or credit extensions under this Agreement upon the occurrence of certain Events of Default, and further subject to Lender’s right to terminate Borrower’s ability to obtain additional credit extensions and Advances under this Agreement upon the occurrence of other Events of Default or upon demand, the term of this Agreement shall end on the Termination Date provided, however, that Borrower may terminate this Agreement at any earlier time upon sixty days prior written notice.

In the event of the termination of this Agreement and repayment of all of the Obligations at any time prior to the then current Maturity Date, for any reason, including but not limited to (a) termination by Lender after the occurrence of an Event of Default, (b) sale of Collateral by Lender, Borrower or any third party, (c) sale of Collateral in any Insolvency Proceeding, (iv) restructure, reorganization, compromise, or repayment of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, arrangement, or repayment in any Insolvency Proceeding, (d) the use of new or replacement financing or capital to repay the Obligations, or (e) the contraction, winddown or cessation of business by Borrower, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrower shall pay a “Prepayment Fee” to Lender equal to the following:

If termination and full repayment occurs on or prior to December 31, 2008 — Three percent of the Maximum Principal Amount.

If termination and full repayment occurs on or prior to December 31, 2009 — Two percent of the Maximum Principal Amount.

If termination and full repayment occurs after December 31, 2009 but before the then current Maturity Date — One percent of the Maximum Principal Amount.

On the Termination Date, all obligations arising under this Agreement shall become immediately due and payable without further notice or demand.  Lender’s rights with respect to outstanding Obligations owing on or prior to the Termination Date will not be affected by termination and all of said rights including (without limitation) Lender’s Security Interest in the Collateral existing on such Termination Date or acquired by Borrower thereafter, and the requirements of this Agreement that Borrower furnish schedules and confirmatory assignments of Receivables and Inventory and turn over to Lender all full and partial payments thereof shall continue to be operative until all such Obligations have been duly satisfied.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SPECTRUM COMMERCIAL SERVICES COMPANY	APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

By	By
Steven I. Lowenthal, Co-CEO	Edward R. Cameron, CEO

REAFFIRMATION

Of Edward R. Cameron

The undersigned, Edward R. “Jack” Cameron, hereby reaffirms all of the terms of the Support Agreement issued by him in favor of SPECTRUM Commercial Services Company (including its participants and assigns) and dated as of December 29, 2004, and acknowledges that such agreement is in full force and effect according to its terms.  The undersigned understands and acknowledges that this Reaffirmation is required by SPECTRUM Commercial Services Company as a condition to the execution of the Twenty Third Amendment to the General Credit and Security Agreement between Appliance Recycling Centers of America, Inc. and SPECTRUM Commercial Services Company.

Dated as of: , 2008
Edward R. Cameron